Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 33-60730 on Form S-8 filed March 31, 1993,

(2)	Registration Statement Number 333-27459 on Form S-8 filed May 20, 1997,

(3)	Registration Statement Number 333-67033 on Form S-8 filed November 10, 1998,

(4)	Registration Statement Number 333-87996 on Form S-8 filed May 10, 2002,

(5)	Registration Statement Number 333-105081 on Form S-8 filed May 8, 2003,

(6)	Registration Statement Number 333-129636 on Form S-3 filed November 10, 2005,

(7)	Registration Statement Number 333-129632 on Form S-8 filed November 10, 2005,

(8)	Registration Statement Number 333-138302 on Form S-3 filed October 30, 2006,

(9)	Registration Statement Number 333-140400 on Form S-3 filed February 2, 2007,

(10)	Registration Statement Number 333-158801 on Form S-3 filed April 27, 2009, and Post Effective Amendment No. 1 thereto filed on January 11, 2010,

(11)	Registration Statement Number 333-160598 on Form S-8 filed July 16, 2009,

(12)	Registration Statement Number 333-166795 on Form S-3 filed May 13, 2010, and

(13)	Registration Statement Number 333-167043 on Form S-8 filed May 24, 2010,

of Jarden Corporation of our report dated February 24, 2011, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 24, 2011